Press Release

February 9, 2021	FOR IMMEDIATE RELEASE

CTS Announces Fourth Quarter and Full Year 2020 Results

Continued market recovery, solid operational performance

Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced fourth quarter and full year 2020 results.

Fourth Quarter 2020 Results

•	Sales were $123 million, up 7% year-over-year. Sales to transportation customers increased 12%, and sales to other end markets were essentially flat.
•	Net earnings were $14.9 million or $0.46 per diluted share versus $10.1 million or $0.31 last year.
•	Adjusted diluted EPS was $0.43, up 16% from $0.37 in the fourth quarter of 2019.
•	Free cash flow was $22.0 million, up 28% from $17.2 million in 2019.
•	New business wins were $104 million.

Full Year 2020 Results

•	Sales were $424 million, down 10% compared to 2019. Sales to transportation customers declined 19%, and sales to other end markets increased 7%.
•	Net earnings were $34.7 million or $1.06 per diluted share versus $36.1 million or $1.09 last year.
•	Adjusted diluted EPS was $1.12 compared to $1.45 in 2019.
•	Free cash flow was $61.9 million, up 45% from $42.7 million last year.
•	New business wins were $442 million.

“We saw strength in most end markets and executed well to deliver solid financial results in the fourth quarter,” said Kieran O’Sullivan, CEO of CTS Corporation. “We are making progress on our Focus 2025 strategic initiative, including a target of 10% annualized revenue growth. The recent SSI acquisition strengthens our position with medical customers and advances our end market diversification.”

2021 Guidance

Management remains mindful of market and supply chain uncertainties in this pandemic environment. Full year 2021 sales are expected to be in the range of $430 to $490 million. Adjusted earnings per diluted share for 2021 are expected to be in the range of $1.20 to $1.60. Management aims to narrow the guidance range as the year progresses.

Conference Call

As previously announced, the Company has scheduled a conference call at 10:00 a.m. (EST) today to discuss the fourth quarter and full year financial results. The dial-in number is 800-309-1256 (720-543-0314, if calling from outside the U.S.).  The passcode is 886676. There will be a replay of the conference call from 1:00 p.m. (EST) today through 1:00 p.m. (EST) on Tuesday, February 23, 2021.  The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.).  The replay passcode is 8354721. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

About CTS

CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move.  The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.

For more information, visit www.ctscorp.com.

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532

USA

Telephone: +1 (630) 577-8800

E-mail: ashish.agrawal@ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$123,018	$115,040	$424,066	$468,999
Cost of goods sold	80,327	76,340	285,003	311,424
Gross margin	42,691	38,700	139,063	157,575
Selling, general and administrative expenses	19,476	18,037	67,787	70,408
Research and development expenses	5,664	6,113	24,317	25,967
Restructuring charges	414	2,111	1,830	7,448
Loss (gain) on sale of assets	—	48	—	(63)
Operating earnings	17,137	12,391	45,129	53,815
Other (expense) income:
Interest expense	(655)	(903)	(3,272)	(2,648)
Interest income	195	341	1,047	1,737
Other income (expense), net	2,682	1,008	2,575	(2,638)
Total other income (expense), net	2,222	446	350	(3,549)
Earnings before income taxes	19,359	12,837	45,479	50,266
Income tax expense	4,412	2,775	10,793	14,120
Net earnings	$14,947	$10,062	$34,686	$36,146
Earnings per share:
Basic	$0.46	$0.31	$1.07	$1.11
Diluted	$0.46	$0.31	$1.06	$1.09
Basic weighted – average common shares outstanding:	32,273	32,554	32,317	32,700
Effect of dilutive securities	289	416	267	405
Diluted weighted – average common shares outstanding:	32,562	32,970	32,584	33,105
Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited)
	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$91,773	$100,241
Accounts receivable, net	80,981	78,008
Inventories, net	45,870	42,237
Other current assets	14,607	16,992
Total current assets	233,231	237,478
Property, plant and equipment, net	97,437	105,038
Operating lease assets, net	23,281	24,644
Other Assets
Prepaid pension asset	56,642	62,082
Goodwill	109,497	106,056
Other intangible assets, net	79,121	85,215
Deferred income taxes	24,250	19,795
Other	2,590	3,046
Total other assets	272,100	276,194
Total Assets	$626,049	$643,354
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$50,489	$48,219
Operating lease obligations	3,294	2,787
Accrued payroll and benefits	12,978	9,564
Accrued expenses and other liabilities	38,171	36,378
Total current liabilities	104,932	96,948
Long-term debt	54,600	99,700
Long-term operating lease obligations	23,163	24,926
Long-term pension obligations	7,466	6,632
Deferred income taxes	7,010	5,637
Other long-term obligations	5,196	4,292
Total Liabilities	202,367	238,135
Commitments and Contingencies
Shareholders’ Equity
Common stock	311,190	307,932
Additional contributed capital	41,654	43,689
Retained earnings	539,281	509,766
Accumulated other comprehensive loss	(95,921)	(91,726)
Total shareholders’ equity before treasury stock	796,204	769,661
Treasury stock	(372,522)	(364,442)
Total shareholders’ equity	423,682	405,219
Total Liabilities and Shareholders’ Equity	$626,049	$643,354

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP diluted earnings per share	$0.46	$0.31	$1.06	$1.09
Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.01	0.05	0.04	0.18
Foreign currency (gain) loss	(0.10)	(0.03)	(0.16)	0.05
Non-cash pension expense	0.01	0.01	0.06	0.02
Environmental charges	0.03	0.05	0.07	0.05
Legal settlement	—	(0.01)	—	(0.01)
Transaction costs	0.01	—	0.01	0.02
Discrete tax items	0.01	(0.01)	0.04	0.05
Adjusted diluted earnings per share	$0.43	$0.37	$1.12	$1.45

Free Cash Flow

The following table reconciles GAAP operating cash flow to free cash flow for the Company:

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$26,429	$23,670	$76,783	$64,405
Capital expenditures	(4,417)	(6,434)	(14,858)	(21,733)
Free cash flow	$22,012	$17,236	$61,925	$42,672

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Depreciation and amortization expense	$6,851	$6,581	$26,670	$24,619
Stock-based compensation expense	$1,253	$1,065	$3,417	$5,015

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,
•	reflects the results used by management in making decisions about the business, and
•	helps review and project CTS' performance over time.

Free cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net cash provided by operating activities. CTS believes free cash flow is a useful measure of its ability to generate cash.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.